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                           CHANGE IN CONTROL AGREEMENT


         This Change in Control Agreement ("Agreement") is made and entered into on December 31, 2003 (the "Effective Date") by and among Lisa Fowler ("Executive"), Clover Leaf Bank, an Illinois-chartered commercial bank (the "Bank"), and Clover Leaf Financial Corp., a Delaware corporation (the "Holding Company").

                                    RECITALS

       A. Executive is currently employed as the Senior Lender/Senior Vice President of the Bank and the Holding Company.

       B. The Bank, the Holding Company, and Executive desire for Executive to receive severance pay and other benefits as set forth in this Agreement if Executive's employment with the Bank is terminated in connection with a sale of the Bank, all on the terms and conditions set forth below.

                                    AGREEMENT

       In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

       1. TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall continue for so long as Executive is employed by the Bank or any Affiliate, whether pursuant to any subsequent agreement or as an at-will employee, unless otherwise agreed in writing by the parties.

       2. CHANGE IN CONTROL.

       (a) For purposes of this Agreement, a "Change in Control" means the occurrence of any of the following events:

       (i) The consummation of a transaction that results in the reorganization, merger, or consolidation of the Holding Company or the Bank with one or more other persons. For purposes of this Section 2, the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.

       (ii) The acquisition by any person or by any persons acting in concert of
       (A) all or substantially all of the assets of the Holding Company or the Bank (B) or the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors ("Voting Shares").

       (iii) The complete liquidation or dissolution of the Holding Company or the Bank.

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

       (b) Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or any other Affiliate by the Company, the Bank, any other Affiliate, any employee benefit plan maintained by any of them, or individuals or entities which own, collectively, immediately prior to the transaction at issue, more than 50% of the Voting Shares.

       (c) The person(s) that acquire in connection with any Change in Control the beneficial ownership of 50% or more of the outstanding Voting Shares or all or substantially all of the assets of the Holding Company or the Bank, and any subsidiary or affiliate of such person(s) which operates the Bank's business after a Change in Control, are referred to in this Agreement collectively as the "Acquirer."

       3. CHANGE IN CONTROL NOTICE. The Bank agrees to give Executive at least 60 days advance written notice ("Change in Control Notice") of any proposed or anticipated Change in Control or, if it is not practicable for the Bank to give Executive at least 60 days advance notice, then the Bank shall give Executive a Change in Control Notice as soon as practicable in the circumstances. For purposes of the calculations in Section 4, the Bank will be deemed to have given Executive a Change in Control Notice on the date (the "Change of Control Notice Date") that is the earliest of: (i) the date it actually gives Executive a Change in Control Notice, (ii) a transaction that could result in a Change in Control is approved by the Bank Board, the Holding Company Board, or the Company's Shareholders, if Executive has actual knowledge of such approval or is given notice (stating that such transaction will be considered at such meeting) of the meeting; (iii) a transaction that could result in a Change in Control is considered at a meeting of the Bank Board, the Holding Company Board, or the Holding Company's Shareholders if Executive attends or is given notice (stating that such transaction will be considered at such meeting) of the meeting; or
(iv) an application for approval of a Change in Control is submitted to any government regulatory agency (the approval of which is required to effectuate a Change in Control) if Executive has actual notice that such an application is submitted.

       4. EXECUTIVE'S RIGHTS UPON A CHANGE IN CONTROL.

       (a) Executive shall have the right to receive the Severance Package (as defined below) upon the occurrence of any of the following:

       (i) Executive's employment is terminated, other than for Cause, whether pursuant to the Bank's or any Affiliate's rights under any subsequent agreement or at-will employment arrangement, during the period beginning on the Change in Control Notice Date and ending on the date the Change in Control is effective ("Change in Control Effective Date").

       (ii) The Acquirer does not offer employment to Executive as a management-level employee prior to the Change in Control Effective Date and Executive does not become employed by the Acquirer after the Change in Control Effective Date; or

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

       (iii) The Acquirer offers employment to Executive prior to the Change in Control Effective Date as a management-level employee and Executive declines such offer of employment because it is not comparable to Executive's employment by the Bank (or other Affiliate) and Executive does not become employed by the Acquirer after the Change in Control Effective Date. An offer of employment shall be deemed not comparable to Executive's employment by the Bank (or other Affiliate) if:

              (A) The offer is for a term that expires in less than 12 months;
              or

              (B) The offer is for less salary and/or substantially reduced benefits than the salary and benefits provided to Executive by the Bank or any Affiliate at the Change in Control Notice Date.

                     (1) The Acquirer shall be deemed to have offered Executive comparable benefits if the Acquirer offers to pay Executive additional cash compensation in an amount reasonably calculated, taking into account income taxes, to equal the cost to Executive of acquiring the difference in benefits offered by the Acquirer compared to those provided to Executive by the Bank (or other Affiliate) at the Change in Control Notice Date. For purposes of this paragraph only, "benefits" shall include retirement plans, health insurance, life insurance, disability insurance, and other items of employee benefits.

       (b) The Severance Package shall consist of:

       (i) Monthly payments, commencing 30 days after the Change in Control Effective Date and payable on the same day of each calendar month thereafter for a total of 12 payments, in an amount equal to the greater of (A) $ 6,250.00 per month, or (B) the amount of monthly salary Executive is receiving from the Bank (or other Affiliate) at the Change in Control Notice Date, or at the time the Change in Control Effective Date, whichever is greater.

       (ii) Payment of Executive's health insurance premiums for 12 months after the termination of Executive's employment by the Bank (or other Affiliate), provided that Executive shall be responsible to make a proper COBRA election in order to qualify for continued health insurance coverage. Provided further, the liability of the Bank and the Holding Company pursuant to this paragraph shall not in any case exceed the amount of such insurance premiums. In no case shall the Bank be liable for any medical expenses or other amount in excess of the cost of such premiums.


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

       (c) Executive shall immediately notify the Bank and the Holding Company in writing: (i) of any offer of Employment by the Acquirer or any related or affiliated entity or individual, if such offer is made prior to or on the Change in Control Effective Date, which notice by Executive shall include all material terms and conditions of such offer, and (ii) if Executive becomes employed by the Acquirer or any related or affiliated entity or individual prior to or as of the Change in Control Effective Date, which notice by Executive shall include all material terms and conditions of such employment.

       (d) In the event of a material breach of this Agreement by the Bank of the Holding Company (but without regard to any act or omission of the Acquirer) that is not cured (if it can be cured) within a reasonable time (not to exceed 30 days) after notice of the breach and demand for cure is given to the Bank and the Holding Company by Executive, all amounts described in paragraph (b)(i) of this Section 4 that are otherwise payable pursuant to the terms of this Section 4 (without regard to this paragraph (d)) shall be accelerated and become immediately due and payable to Executive. This shall not relieve the Bank and the Holding Company of the obligation to continue paying Executive's health insurance premiums pursuant to paragraph (b)(ii) of this Section 4 for the time period provided for therein.

       (e) In the event that Executive becomes entitled to the Severance Package, the Bank or the Holding Company shall, on or before the Change in Control Effective Date, provide reasonable security for payment of the amounts due to Executive pursuant to this Section 4. Such security may include the Bank or the Holding Company:

       (i) purchasing an annuity for Executive that will pay him at least the amount due to him pursuant to paragraph (b)(i) of this Section 4 over the same time period;

       (ii) paying an amount equal to the amounts payable pursuant to paragraph
       (b) of this Section 4 into escrow with an independent escrow agent pursuant to an escrow agreement that allows Executive to demand the escrowed amount to the extend the Bank and the Holding Company default in payment of those amounts;

       (iii) providing a letter of credit to secure the obligations to Executive pursuant to this Section 4; or

       (iv) providing reasonable security for the obligations to Executive under this Section 4 by other means.

       (f) Notwithstanding the preceding paragraphs of this Section 4, in no event shall the aggregate payments or benefits to be made or afforded to Executive as the Severance Package constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code or any successor thereto, or any similar provision or any subsequent federal tax law, and in order to avoid such a result, the Bank (or other Affiliate) will reduce the payments and/or benefits so that their aggregate value is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G.

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

       (g) Notwithstanding anything else, Executive shall not have the right to receive the Severance Package if his employment is terminated by the Bank (or other Affiliate), or is not offered employment as a management-level employee by the Acquirer, for Cause, as is stated below in paragraph (g)(i)(d) of this
Section 4.

       (i) Termination. This Agreement shall terminate upon the first of the following to occur:

       (a) The end of the Employment Term, unless extended by mutual agreement of the Executive and the Bank.

       (b) Upon Executive's death.

       (c) Upon Executive's Disability. For purposes of this Agreement, "Disability" means: Executive becoming materially incapacitated from fully performing Executive's duties (taking into account reasonable accommodation by the Bank to the extent required by law) by reason of any illness, injury, or any other condition for any period of time in excess of the paid and unpaid leave to which he may then be entitled pursuant to the Bank's policies as may be in effect from time to time or by law. Provided, nothing in this paragraph shall limit Executive's rights under the Family Medical Leave Act, the Americans with Disabilities Act, or any other applicable law. Nothing in this Agreement shall require the Bank to pay Executive during any time that he is absent from work due to illness or injury beyond the time provided in the Bank's then effective sick leave and other policies.

       (d) Upon written notice to Executive by the Bank for Cause. For purposes of this Agreement, "Cause" means Executive: (i) stealing or misappropriating any funds or other property of the Bank or of any customer of the Bank, or committing any other act involving dishonesty or moral turpitude in connection with the Bank's business, assets, customers, or Affiliates; (ii) breaching any term or provision of this Agreement, including, without limitation, habitually or repeatedly neglecting his duties, failing to comply with any policy of the Bank or any directive of the Board (that is not in contravention of this Agreement) and failing to cure the breach within such reasonable time as requested by the Bank, not to exceed 30 days after written notice of breach to Executive; (iii) committing any act constituting a felony under federal or state law; (iv) using or possessing any illegal drug; or (v) operating while under the influence of alcohol or drugs a vehicle while on Bank or Holding Company business, or at any time while operating a vehicle owned or leased by the Bank, the Holding Company, or another Affiliate.

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

       (e) Notwithstanding anything else, if Executive remains employed by the Bank or any other Affiliate after the end of the Employment Term, then, unless the parties execute a written agreement regarding the terms of such employment, Executive shall be an employee at-will (except as provided in the next sentence) and the terms of this Agreement shall not apply, except to the extent any provision hereof is expressly stated to survive the termination of this Agreement. Provided, either party shall give the other at least 14 days advance written notice in order to terminate Executive's employment at anytime when he is employed by the Bank or the Holding Company, unless there is a written agreement then in effect requiring notice further in advance of the termination. The terms of this paragraph shall survive the termination of this Agreement and the termination of Executive's employment, and remain effective unless superceded by a written agreement executed by the Bank and/or the Holding Company, and by Executive.

       (ii) The Bank and the Holding Company shall be jointly and severally liable for payment of the Severance Package, if Executive is entitled to it pursuant to this Agreement, except to the extent it is actually paid by the Acquirer or any other entity or individual.

5. MISCELLANEOUS PROVISIONS.

       (a) This Agreement contains the entire understanding between the parties hereto related to Executive's employment by the Bank and other Affiliates and payments to him upon the termination of his employment. This Agreement supersedes any prior agreement between Executive and the Bank or any other Affiliate regarding the subject matter hereof. There are no representations or agreements, written or oral, between Executive and the Bank or any other Affiliate concerning the employment of the Executive or any of the subject matter of this Agreement. No agreement, amendment, or modification of any agreement, terms of employment, or other understanding between Executive and the Bank (or other Affiliate) shall be binding on any party unless set forth in writing and signed by all parties thereto.

       (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, because this Agreement is entered into as part of the consideration for the personal services of Executive, which are unique and of a personal nature, Executive may not assign this Agreement or any of his rights hereunder. The Bank and/or the Holding Company may assign any or all of their respective rights and obligations hereunder, but any such assignment shall not relieve the Bank or the Holding Company of liability for any breach of this Agreement by either of them or by any assignee unless Executive so agrees in writing.

       (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

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

       (d) If for any reason any term of this Agreement or part thereof is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other term, and all terms and parts thereof shall continue in full force and effect to the greatest extent allowed by law.

       (e) The section and paragraph headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

       (f) This Change in Control Agreement shall be deemed for all purposes as drafted and prepared by all parties hereto and no provision of this Agreement shall be construed against any party on the ground that such party drafted or participated in the drafting of such provision or any other part or all of this Agreement.

       (g) In the event of the dispute regarding the terms or performance of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs, in addition to all other remedies to which such party is entitled.

       (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       (i) All of the terms of this Agreement shall survive its termination for so long as Executive has or may have a right to any payments hereunder.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Executive:                                  Clover Leaf Bank


/s/ Lisa Fowler                             /s/ Robert W. Schwartz
------------------------------              -----------------------------
Lisa Fowler                                 By: Robert W. Schwartz, Chairman

                                            Attest:


                                            /s/ Dennis M. Terry
                                            -----------------------------
                                            By: Dennis M. Terry, President and
                                                CEO


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

                                            Clover Leaf Bank


                                            /s/ Robert W. Schwartz
                                            -----------------------------
                                            By: Robert W. Schwartz, Chairman

                                            Attest:


                                            /s/ Dennis M. Terry
                                            -----------------------------
                                            By: Dennis M. Terry, President and
                                                CEO



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